Exhibit 3.1

ROSS MILLER
Secretary of State	Document Number
206 North Carson Street	20120064453-87
Carson City, Nevada 89701-4298	Filing Date and Time
(775) 684-5708	01/30/2012 9:41 AM
Website: www.nvsos.gov	Entity Number
E0051992012-6

Filed in the office of
ARTICLES OF INCORPORATION	/s/ Ross Miller
(PURSUANT TO NRS 78)	Ross Miller
Secretary of State
State of Nevada

ABOVE SPACE IS FOR OFFICE USE ONLY

1.	Name of
	Corporation:	PN MED GROUP INC.

2.	Registered Agent	☒ Commercial Registered Agent	INCORP SERVICES, INC.
	for Service of		Name
	Process	☐ Noncommercial Registered Agent	OR	☐ Office or Position with Entity
	(check only one box)	(name and address below)		(name and address below)

Nevada
		Address	City		Zip Code

Nevada
		Mailing Address	City		Zip Code
(if different from street address)

3.	Shares:
	(number of shares	Number of shares		Number of shares
	corporation	with par value: 75000000	Par value: $0.0010	without par value: 0
authorized
to issue)

4.	Names & Addresses,	1. PEDRO PEREZ NIKLITSCHEK-SEE ATTACHED
	of Board of	Name
	Directors/Trustees:	2360 CORPORATE CIRCLE - S	HENDERSON	NV	89074-7722
	(attach additional page	Street Address	City	State	Zip Code
if there is more than 3
	directors/trustees	2.
Name

		Street Address	City	State	Zip Code

5.	Purpose: (optional-	The purpose of this Corporation shall be:
	see instructions)	DISTRIBUTION OF MEDICAL SUPPLIES AND EQUIPMENT

6.	Names, Address	INCORP SERVI-SEE ATTACHED		X INCORP SERVICES, INC.
	and Signature of	Name		Signature
Incorporator.
	(attach additional page	2360 CORPORATE CIRCLE - S	HENDERSON	NV	89074-7722
	if there is more than 1	Address	City	State	Zip Code
incorporator).

7.	Certificate of	I hereby accept appointment as Resident Agent for the above named corporation.
Acceptance of
	Appointment of	X INCORP SERVICES, INC.			1/30/2012
	Resident Agent:	Authorized Signature of R. A. or On Behalf of R. A. Company			Date

ROSS MILLER Secretary of State 204 North Carson Street, Suite 1 Carson City, Nevada 89701-4520 (775) 684-5708 Website: www.nvsos.gov

Certificate of Amendment
(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation

For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1.       Name of corporation:

PN MED GROUP INC.

2.       The articles have been amended as follows: (provide article numbers, if available)

Articles FIRST and THIRD of the Articles of Incorporation of the Corporation have been amended as set forth in Exhibit A attached hereto and made a part hereof by this reference.

3.       The vote by which the stockholders holding shares in the corporation entitling them to exercise a least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is:          78.74%

4.       Effective date and time of filing: (optional)   Date:                                        Time:

 (must not be later than 90 days after the certificate is filed)

5.       Signature: (required)

Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.	Nevada Secretary of State Amend Profit-After
Revised: 8-31-11

EXHIBIT A

Certificate of Amendment to Articles of Incorporation

For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1.	Name of corporation: PN Med Group Inc. (the “Corporation”).

2.	The Articles of Incorporation of the Corporation are amended by deleting Articles I and III in their entirety and replacing them with the following:

I. Name of Corporation: Ekso Bionics Holdings, Inc.

III. Authorized Capital Stock:

A. The aggregate number of shares of capital stock which the Corporation shall have the authority to issue is five hundred and ten million (510,000,000) shares, consisting of five hundred million (500,000,000) shares of common stock, par value of $0.001 per share (“Common Stock”), and ten million (10,000,000) shares of preferred stock, par value $0.001 per share (the “Preferred Stock”).

B. The Preferred Stock may be issued from time to time in one or more series. The Board of Directors of the Corporation is hereby authorized, by filing a certificate pursuant to the corporation laws of the State of Nevada, to fix or alter from time to time the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions of any wholly unissued series of Preferred Stock, and to establish from time to time the number of shares constituting any such series or any of them; and to increase or decrease the number of shares of any series subsequent to the issuance of shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be decreased in accordance with the foregoing sentence, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series.